Exhibit 99.1

               HILAND PARTNERS, LP REPORTS SECOND QUARTER RESULTS

    ENID, Okla., Aug. 11 /PRNewswire-FirstCall/ -- Hiland Partners, LP (Nasdaq:
HLND) (the "Partnership") today reported quarterly net income for the three months ended June 30, 2005 of $1.9 million ($0.27 per limited partners unit) compared to net income of $1.0 million for the three months ended June 30, 2004, an increase of 86%. EBITDA for the three months ended June 30, 2005 was $4.3 million compared to $2.2 million for the three months ended June 30, 2004, an increase of 100%. Total segment margin for the three months ended June 30, 2005 was $6.6 million compared to $3.3 million for the three months ended June 30, 2004, an increase of 97%. The increases are primarily attributable to higher average realized natural gas prices and NGL sales prices and inclusion of the results of operations from the assets acquired from Hiland Partners, LLC on February 15, 2005.

    For the six-month period ended June 30, 2005, the Partnership reported net income of $3.5 million compared to net income of $1.8 million for the six months ended June 30, 2004, an increase of 98%. EBITDA for the six months ended June 30, 2005 was $8.0 million compared to $4.0 million for the six months ended June 30, 2004, an increase of 101%. Total segment margin for the six months ended June 30, 2005 was $12.1 million compared to $6.6 million for the six months ended June 30, 2004, an increase of 85%. The increases are primarily attributable to higher average realized natural gas prices and NGL sales prices and inclusion of the results of operations from the asset acquired from Hiland Partners, LLC on February 15, 2005.

    The financial position and results of operations for the six-month period ended June 30, 2005 include the financial results of Continental Gas, Inc. (our predecessor) through February 14, 2005. The financial results also include the results of operations of Hiland Partners, LP for the period from February 15, 2005, the date Hiland Partners, LP commenced operations. As a result, operating income and volumes are not comparable on a period-to-period basis.

    For the period from February 15, 2005, inception of operations, to June 30, 2005, the Partnership reported quarterly net income of $3.0 million ($0.44 per limited partners unit) and EBITDA of $6.9 million.

    On July 26, 2005, the Partnership announced an increase in its cash distribution for the second quarter of 2005. The declared quarterly distributions on the Partnership's common and subordinated units increased from $0.45 per unit (an annualized rate of $1.80 per unit), to $0.4625 per unit (an annualized rate of $1.85 per unit).

    "The results of the second quarter came right in line with our expectations," said Randy Moeder, President & Chief Executive Officer of Hiland Partners, LP. "We are pleased that we were able to increase our annual distribution by five cents per unit after completing only our first full quarter as a public company."

    Conference Call Information

    The Partnership has scheduled a conference call for 10:00am Central Daylight Time, Friday, August 12, 2005, to discuss the 2005 second quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet by logging onto the web at www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures

    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About Hiland Partners, LP

    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services to an oil and gas exploration and production company for use in its oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of seven natural gas gathering systems with approximately 865 miles of gathering pipelines, four natural gas processing plants, three natural gas treating facilities and two NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

                              - tables to follow -

Other Financial and Operating Data (Unaudited)
Results of Operations

Set forth in the table below is financial and operating data for Continental Gas, Inc. (predecessor) and Hiland Partners, LP for the periods indicated.

                                                      Three Months Ended June 30,
                                                     ----------------------------
                                                         2005           2004
                                                     ------------   -------------
                                                                     Continental
                                                                      Gas, Inc.
                                                        Hiland      (Predecessor)
                                                     Partners, LP        (A)
                                                     ------------   -------------
                                                           (in thousands)
Total Segment Margin Data:
Midstream revenues                                   $     29,398   $      23,849
Midstream purchases                                        24,032          20,512
                                                     ------------   -------------
Midstream segment margin                                    5,366           3,337
Compression revenues (B)                                    1,205             ---
                                                     ------------   -------------
Total segment margin (C)                             $      6,571   $       3,337
                                                     ============   =============
Summary of Operations Data:
Midstream revenues                                   $     29,398   $      23,849
Compression revenues                                        1,205             ---
                                                     ------------   -------------
Total revenues                                             30,603          23,849

Midstream purchases (exclusive of items
 shown separately below)                                   24,032          20,512
Operations and maintenance                                  1,609           1,033
Depreciation, amortization and accretion                    2,335             963
General and administrative                                    665             215
                                                     ------------   -------------
Total operating costs and expenses                         28,641          22,723
                                                     ------------   -------------
Operating income                                            1,962           1,126
Other income (expense)                                        (83)           (189)
                                                     ------------   -------------
Income from continuing operations                           1,879             937
Discontinued operations, net                                  ---              71
                                                     ------------   -------------
Net income                                                  1,879           1,008

Add:
Depreciation, amortization and accretion                    2,335             963
Amortization of deferred loan costs                            71              26
Interest expense                                               47             166
                                                     ------------   -------------
EBITDA (D)                                           $      4,332   $       2,163
                                                     ============   =============
Maintenance capital expenditures                     $        516   $         531
Expansion capital expenditures                                503           1,484
Discontinued operations                                       ---              56
                                                     ------------   -------------
Total capital expenditures                           $      1,019   $       2,071
                                                     ============   =============
Operating Data:
Natural gas sales (MMBTU/d)                                43,241          41,470
NGL sales (Bbls/d)                                          1,449           1,155

                                                              Six Months Ended June 30,
                                           -------------------------------------------------------------
                                                               2005                            2004
                                           ---------------------------------------------   -------------
                                              Hiland        Continental                     Continental
                                             Partners,        Gas, Inc.                      Gas, Inc.
                                                LP         (Predecessor)       Total       (Predecessor)
                                                (E)             (A)             (F)            (A)
                                           -------------   -------------   -------------   -------------
                                                                  (in thousands)
Total Segment Margin Data:
Midstream revenues                         $      42,761   $      11,813   $      54,574   $      44,899
Midstream purchases                               34,488           9,747          44,235          38,322
                                           -------------   -------------   -------------   -------------
Midstream segment margin                           8,273           2,066          10,339           6,577
Compression revenues (B)                           1,807             ---           1,807             ---
                                           -------------   -------------   -------------   -------------
Total segment margin (C)                   $      10,080   $       2,066   $      12,146   $       6,577
                                           =============   =============   =============   =============
Summary of Operations Data:
Midstream revenues                         $      42,761   $      11,813   $      54,574   $      44,899
Compression revenues                               1,807             ---           1,807             ---
                                           -------------   -------------   -------------   -------------
Total revenues                                    44,568          11,813          56,381          44,899

Midstream purchases
 (exclusive of items
 shown separately below)                          34,488           9,747          44,235          38,322
Operations and maintenance                         2,406             780           3,186           2,229
Depreciation, amortization
 and accretion                                     3,500             512           4,012           1,810
General and administrative                           852             166           1,018             479
                                           -------------   -------------   -------------   -------------
Total operating costs and
 expenses                                         41,246          11,205          52,451          42,840
                                           -------------   -------------   -------------   -------------
Operating income                                   3,322             608           3,930           2,059
Other income (expense)                              (302)           (115)           (417)           (370)
                                           -------------   -------------   -------------   -------------
Income from continuing
 operations                                        3,020             493           3,513           1,689
Discontinued operations,
 net                                                 ---             ---             ---              86
                                           -------------   -------------   -------------   -------------
Net income                                         3,020             493           3,513           1,775

Add:
Depreciation, amortization
 and accretion                                     3,500             512           4,012           1,810
Amortization of deferred
 loan costs                                          264              13             277              51
Interest expense                                      73             108             181             335
                                           -------------   -------------   -------------   -------------
EBITDA (D)                                 $       6,857   $       1,126   $       7,983   $       3,971
                                           =============   =============   =============   =============
Maintenance capital
 expenditures                              $         560   $         237   $         797   $         862
Expansion capital
 expenditures                                        503             ---             503           2,408
Discontinued operations                              ---             ---             ---             159
                                           -------------   -------------   -------------   -------------
Total capital
 expenditures                              $       1,063   $         237   $       1,300   $       3,429
                                           =============   =============   =============   =============
Operating Data:
Natural gas sales
 (MMBTU/d)                                        42,475          37,052          41,127          39,860
NGL sales (Bbls/d)                                 1,442           1,206           1,383           1,047

Balance Sheet Data (at period end):
Property and equipment,
 at cost, net                                                              $      67,015   $      37,075
Total assets                                                               $     110,422   $      49,175
Long-term debt, net of
 current maturities                                                        $         ---   $      12,643
Net equity                                                                 $      99,773   $      24,510

    (A) Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.

    (B) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

    (C)   Reconciliation of total segment margin to operating income:

                                            Three Months Ended June 30,
                                           -----------------------------
                                               2005            2004
                                           -------------   -------------
                                                            Continental
                                                             Gas, Inc.
                                              Hiland       (Predecessor)
                                           Partners, LP         (A)
                                           -------------   -------------
                                                   (in thousands)
Operating income                           $       1,962   $       1,126
Add:
Operations and maintenance                         1,609           1,033
Depreciation, amortization and accretion           2,335             963
General and administrative                           665             215
                                           -------------   -------------
Total segment margin                       $       6,571   $       3,337
                                           =============   =============

                                         Six Months Ended June 30,
                       -------------------------------------------------------------
                                           2005                            2004
                       ---------------------------------------------   -------------
                           Hiland                                       Continental
                         Partners,      Continental                      Gas, Inc.
                            LP           Gas, Inc.         Total       (Predecessor)
                            (E)        (Predecessor)        (F)             (A)
                       -------------   -------------   -------------   -------------
                                              (in thousands)
Operating income       $       3,322   $         608   $       3,930   $       2,059
Add:
Operations and
 maintenance                   2,406             780           3,186           2,229
Depreciation,
 amortization and
 accretion                     3,500             512           4,012           1,810
General and
 administrative                  852             166           1,018             479
                       -------------   -------------   -------------   -------------
Total segment margin   $      10,080   $       2,066   $      12,146   $       6,577
                       =============   =============   =============   =============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for a consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. Our compression segment margin will equal the fee we will earn under our Compression Services Agreement with Continental Resources, Inc. for providing air compression and water injection services. The fee that we will earn under this agreement will be fixed as long as our facilities meet specified availability requirements, regardless of Continental Resources, Inc.'s utilization. As a result, our compression segment margin will be dependent on our ability to meet their utilization levels.

    (D) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to access: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facilities.

    (E) Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on the formation date, February 15, 2005. Amounts include the operations of the assets acquired from Hiland Partners, LLC at closing of the initial public offering (Worland gathering system and compression assets).

    (F) Total income and expense items included in the Consolidated Combined Statements of Operations of Hiland Partners, LP and its predecessor are included in this Form 10-Q for the stated period.

SOURCE  Hiland Partners, LP
    -0-                             08/11/2005
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com /
    (HLND)